UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

VERONA PHARMA PLC

(Name of Registrant as Specified in its Charter)

MERCK SHARP & DOHME LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Merck Sharp & Dohme LLC

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Verona Pharma plc.

Commission File No.: 001-38067

This filing contains a joint press release of Merck & Co., Inc. and Verona Pharma plc, dated July 9, 2025, related to the potential acquisition of Verona Pharma by Merck Sharp & Dohme LLC.

News Release

Merck to Acquire Verona Pharma, Expanding its Portfolio to Include

Ohtuvayre® (ensifentrine), a First-In-Class COPD Maintenance Treatment for Adults and Expected to Drive Growth into the Next Decade

Acquisition aligns with Merck’s science-led business development strategy and expands pipeline and portfolio of treatments for cardio-pulmonary diseases

Merck to hold investor call at 8 a.m. ET today

RAHWAY, N.J., and RALEIGH, N.C., July 9, 2025 – Merck (NYSE: MRK), known as MSD outside of the United States and Canada, and Verona Pharma plc (Nasdaq: VRNA) (“Verona Pharma”), a biopharmaceutical company focused on respiratory diseases, today announced that the companies have entered into a definitive agreement under which Merck, through a subsidiary, will acquire Verona Pharma for $107 per American Depository Share (ADS), each of which represents eight Verona Pharma ordinary shares, for a total transaction value of approximately $10 billion.

Through this acquisition Merck will add Ohtuvayre® (ensifentrine), a first-in-class selective dual inhibitor of phosphodiesterase 3 and 4 (PDE3 and PDE4), to its growing cardio-pulmonary pipeline and portfolio. The U.S. Food and Drug Administration approved Ohtuvayre in June 2024 for the maintenance treatment of chronic obstructive pulmonary disease (COPD) in adult patients. Ohtuvayre is the first novel inhaled mechanism for the treatment of COPD in more than 20 years and combines bronchodilator and non-steroidal anti-inflammatory effects. Ohtuvayre is also being evaluated in clinical trials for the treatment of non-cystic fibrosis bronchiectasis.

“This acquisition of Verona Pharma reflects the commitment we have to delivering innovative treatments to patients and our ability to execute on our science-led and value-driven business development strategy,” said Robert M. Davis, chairman and chief executive officer, Merck. “Ohtuvayre complements and expands our pipeline and portfolio of treatments for cardio-pulmonary diseases while delivering near- and long-term growth as well as value for shareholders. This novel, first-in-class treatment addresses an important unmet need for COPD patients persistently symptomatic based on its unique combination of bronchodilatory and non-steroidal anti-inflammatory effects. We look forward to welcoming the talented Verona Pharma team to Merck.”

“Today’s announced agreement with Merck is the culmination of years of focus and determination by the Verona Pharma team advancing Ohtuvayre, the first novel inhaled mechanism for the maintenance treatment of COPD in two decades,” said David Zaccardelli, president and chief executive officer, Verona Pharma. “Since launching Ohtuvayre in August 2024 we have seen rapid and accelerating uptake in the U.S. We believe Merck’s commercial footprint and industry-leading clinical capabilities will help accelerate the potential of Ohtuvayre to reach more patients living with COPD. This agreement will enable the strong launch trajectory of this important medicine and provides value to Verona Pharma shareholders.”

The transaction was unanimously approved by both the Merck and Verona Pharma Boards of Directors and is intended to be effected by way of a scheme of arrangement under UK law. Closing of the proposed acquisition is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act, approval of Verona Pharma shareholders, sanction by the High Court of Justice of England and Wales and other customary conditions. The transaction is expected to close in the fourth quarter of 2025 and will result in the capitalization of most of the purchase price as an intangible asset for Ohtuvayre (which will be amortized as a GAAP-only charge over the life of the product).

Investor Call

Merck will hold an investor call today, July 9, 2025 at 8 a.m. ET to discuss the proposed transaction. Journalists who wish to ask questions are requested to contact a member of Merck’s Media Relations team at the conclusion of the call. Investors, journalists and the general public may access a live audio webcast of the call via this weblink.

All participants may join the call by dialing (800) 369-3351 (U.S. and Canada Toll-Free) or (517) 308-9448 and using the access code 2398172.

Advisors

Citi and Morgan Stanley & Co. LLC acted as financial advisors to Merck in this transaction and Freshfields LLP acted as Merck’s legal advisor. Centerview Partners LLC acted as exclusive financial advisor to Verona Pharma and Latham & Watkins LLP as Verona Pharma’s legal advisor.

Ohtuvayre Indication and Important Safety Information

INDICATION

Ohtuvayre is indicated for the maintenance treatment of chronic obstructive pulmonary disease (COPD) in adult patients.

IMPORTANT SAFETY INFORMATION

Contraindication: Ohtuvayre is contraindicated in patients with hypersensitivity to ensifentrine or any component of this product.

Warnings and Precautions:

Acute Episodes of Bronchospasm Ohtuvayre should not be used for the relief of acute symptoms, i.e., as rescue therapy for the treatment of acute episodes of bronchospasm. Acute symptoms should be treated with an inhaled, short-acting bronchodilator.

Paradoxical Bronchospasm As with other inhaled medicines, Ohtuvayre may produce paradoxical bronchospasm, which may be life threatening. If paradoxical bronchospasm occurs following dosing with Ohtuvayre, it should be treated immediately with an inhaled, short-acting bronchodilator. Ohtuvayre should be discontinued immediately and alternative therapy should be instituted.

Psychiatric Events Including Suicidality Before initiating treatment with Ohtuvayre, healthcare providers should carefully weigh the risk and benefits of treatment with Ohtuvayre in patients with a history of depression and/or suicidal thoughts or behavior. Patients, their caregivers, and families should be advised of the need to be alert for the emergence or worsening of insomnia, anxiety, depression, suicidal thoughts, or other mood changes, and if such changes occur to contact their healthcare provider. Healthcare providers should carefully evaluate the risks and benefits of continuing treatment with Ohtuvayre if such events occur.

Treatment with Ohtuvayre is associated with an increase in psychiatric adverse reactions. Psychiatric events including suicide-related adverse reactions were reported in clinical studies in patients who received Ohtuvayre (1 suicide attempt and 1 suicide). Additionally, the most commonly reported psychiatric adverse reactions in the pooled 24-week safety population were insomnia (6 patients [0.6%] Ohtuvayre 3 mg; 2 patients [0.3%] placebo), and anxiety (2 patients [0.2%] Ohtuvayre 3 mg; 1 patient [0.2%] placebo). Depression-related reactions including depression, major depression, and adjustment disorder with depressed mood occurred in 4 patients [0.4%] receiving Ohtuvayre and no patients receiving placebo.

Adverse Reactions: The most common adverse reactions ≥1% in Ohtuvayre and greater than placebo in the pooled population were back pain 1.8%, hypertension 1.7%, urinary tract infection 1.3%, and diarrhea 1.0%.

These are not all of the possible risks associated with Ohtuvayre.

Please see Prescribing Information for Ohtuvayre (ensifentrine) at: https://ohtuvayrehcp.com/wp-content/uploads/sites/2/2024/11/Ohtuvayre-US-Prescribing-Information.pdf, Patient Information for Ohtuvayre at: https://ohtuvayre.com/wp-content/uploads/2024/11/Ohtuvayre-US-Prescribing-Information.pdf.

About Chronic Obstructive Pulmonary Disease (COPD)

Chronic obstructive pulmonary disease (COPD) is a progressive respiratory condition that causes restricted airflow and breathing problems. Emphysema and chronic bronchitis are the two most common types of COPD. Common symptoms of COPD include shortness of breath an ongoing cough or a cough that produces a lot of mucus, wheezing, chest tightness or heaviness and fatigue. Smoking and air pollution are the most common causes of COPD. An estimated 390 million people suffer from COPD worldwide as of 2019 and COPD is the fourth leading cause of death worldwide. There is no cure for COPD.

About Ohtuvayre® (ensifentrine)

Ohtuvayre is the first inhaled therapy for the maintenance treatment of adults with COPD that combines bronchodilator and non-steroidal anti-inflammatory activities in one molecule. Verona has evaluated nebulized Ohtuvayre in its Phase 3 clinical program ENHANCE (“Ensifentrine as a Novel inHAled Nebulized COPD thErapy”) for COPD maintenance treatment. Ohtuvayre met the primary endpoint in both ENHANCE-1 and ENHANCE-2, demonstrating statistically significant and clinically meaningful improvements in lung function. A fixed-dose combination of ensifentrine and glycopyrrolate, a LAMA, is currently under development for the maintenance treatment of COPD.

About Verona Pharma

Verona Pharma is a biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of chronic respiratory diseases with significant unmet medical needs. Ohtuvayre® (ensifentrine) is the company’s first commercial product and the first inhaled therapy for the maintenance treatment of COPD that combines bronchodilator and non-steroidal anti-inflammatory activities in one molecule. Ensifentrine has potential in other respiratory diseases such as non-cystic fibrosis bronchiectasis. For more information, please visit www.veronapharma.com.

About Merck

At Merck, known as MSD outside of the United States and Canada, we are unified around our purpose: We use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have brought hope to humanity through the development of important medicines and vaccines. We aspire to be the premier research-intensive biopharmaceutical company in the world – and today, we are at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. We foster a diverse and inclusive global workforce and operate responsibly every day to enable a safe, sustainable and healthy future for all people and communities. For more information, visit www.merck.com and connect with us on X (formerly Twitter), Facebook, Instagram, YouTube and LinkedIn.

UK Takeover Code does not apply

Verona Pharma is not a company subject to regulation under the City Code on Takeovers and Mergers (the “UK Takeover Code”), therefore no dealing disclosures are required to be made under Rule 8 of the UK Takeover Code by shareholders of Verona Pharma or Merck.

Additional Information and Where to Find it

In connection with the proposed transaction between Verona Pharma and Merck, Verona Pharma will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Verona Pharma may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Verona Pharma are urged to read the proxy statement (which will include an explanatory statement in respect of the Scheme of Arrangement of Verona Pharma, in accordance with the requirements of the U.K. Companies Act 2006) and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Verona Pharma’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Verona Pharma or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Verona Pharma’s website at https://www.veronapharma.com/investors/, by contacting Verona Pharma’s investor relations department at IR@veronapharma.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Verona Pharma, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verona Pharma in connection with the proposed transaction. Information about Verona Pharma’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). You may also find additional information about Verona Pharma’s directors and executive officers in Verona Pharma’s proxy statement for its 2025 Annual General Meeting filed on March 18, 2025 and Verona Pharma’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 9, 2025 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Verona Pharma shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Verona Pharma directors and executive officers in the proposed transaction, which may be different than those of Verona Pharma shareholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward-Looking Statement of Merck & Co., Inc., Rahway, N.J., USA

This news release of Merck & Co., Inc., Rahway, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the company’s proposed acquisition of Verona Pharma, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of the company and Verona Pharma to complete the transactions contemplated by the transaction agreement, including the parties’ ability to satisfy the conditions to the consummation of the transaction contemplated thereby, statements about the expected timetable for completing the transaction, the company’s and Verona Pharma’s beliefs and expectations and statements about the benefits sought to be achieved in the company’s proposed acquisition of Verona Pharma, the potential effects of the acquisition on both the company and Verona Pharma, the possibility of any termination of the transaction agreement, as well as the expected benefits and success of Verona Pharma’s products and product candidates. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or that any pipeline candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the approval of the proposed transaction by Verona Pharma shareholders and the failure to obtain the sanction of the High Court of Justice of England and Wales); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Verona Pharma’s business; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

Forward-Looking Statements of Verona Pharma

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed acquisition of Verona Pharma, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Merck and Verona Pharma to complete the transactions contemplated by the transaction agreement, including statements about the transaction contemplated thereby, statements about the expected timetable for completing the transaction, Verona Pharma’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed acquisition, the potential effects of the acquisition on Verona Pharma, as well as the expected benefits and success of Verona Pharma’s products and product candidates. These statements are based upon the current beliefs and expectations of Verona Pharma’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or that any pipeline candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the approval of the proposed transaction by Verona Pharma shareholders and the failure to obtain the sanction of the High Court of Justice of England and Wales); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Verona Pharma’s business; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Verona Pharma’s dependence on the successful commercialization of Ohtuvayre and the uncertain market acceptance of Ohtuvayre as a treatment for COPD; and risks related to pharmaceutical product development, including Verona Pharma’s ongoing development of ensifentrine and any other product candidates and combinations, and the uncertainty of clinical success.

Verona Pharma undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Verona Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024 and Verona Pharma’s other filings with the SEC.

###

Merck Investor Contact:	Peter Dannenbaum (732) 594-1579	Verona Pharma plc:	Victoria Stewart +1 (844) 341-9901 IR@veronapharma.com

Merck Media Contacts:	Robert Josephson (203) 914- 2372 Justine Moore (347) 281-3754	Argot Partners: Verona Pharma—US Investor Enquiries Ten Bridge Communications Verona Pharma—International / US Media Enquiries	+1 (212) 600-1902 verona@argotpartners.com Wendy Ryan +1 (781) 316-4424 tbcverona@tenbridgecommunications.com